NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                                  Contact: Kevin Moon
March 30, 2012                                                                                                                                 (805) 597-6197

James Brabeck, Bonnie Murphy and Maryam Hamzeh
Join Mission Community Bancorp Board of Directors

(San Luis Obispo, CA) – On March 27, 2012, James Brabeck, Bonnie Murphy and Maryam Hamzeh were appointed as directors of Mission Community Bancorp (OTCBB: MISS), San Luis Obispo, California, and its wholly-owned subsidiary, Mission Community Bank.

Mr. Brabeck has been President and Chief Executive Officer of San Luis Obispo County Farm Supply Company, a 2,400 member agricultural supply cooperative, since 1969.  He served for 20 years as an appointed Outside Director of Farm Credit West, a $6 billion Agricultural Credit Association.  Brabeck is an Emeritus Board Member of the University of California at Santa Barbara Economic Forecast Project for San Luis Obispo County, where he was a Charter Board Member and Chairman; he is also an Emeritus Board Member of its successor, the Central Coast Economic Forecast.  He currently serves as a member of the California Polytechnic State University School of Agriculture Advisory Council, and on the Board of Directors of the Cal Poly Corporation.  Mr. Brabeck serves on the Juvenile Justice Commission, the Criminal Justice Administrator’s Association, and is past President of the Rotary Club of San Luis Obispo.

Ms. Murphy is Executive Director and Associate Vice President of Commercial Services of Cal Poly Corporation, responsible for all commercial operations at California Polytechnic State University, including food services, book store, agricultural business operations, printing shop and oversight for a multi-million dollar investment portfolio.  Prior to assuming her role at the Cal Poly Corporation, Murphy worked as a commercial real estate portfolio manager of industrial and retail properties, as Director of Auxiliary Enterprises for Georgia State University in Atlanta, and as General Manager and Divisional Vice President overseeing a $30 million upscale retail department store.  She received an undergraduate business degree from Oglethorpe University and an MBA from Mercer University.

Ms. Hamzeh is Senior Vice President of Carpenter & Company, a private equity and financial advisory firm specializing in the banking industry.  She is Chief Portfolio Analyst for the Carpenter Company BancFunds, Carpenter & Company’s principal bank investment vehicle. Earlier in her 15-year career at Carpenter & Company, Hamzeh served as a senior consultant in the firm’s banking advisory practice. Prior to joining Carpenter & Company, she was Vice President and Team Leader in the Corporate Banking Department at First Interstate Bank of California. Ms. Hamzeh earned an undergraduate degree in Econometrics from the University of Nanterre in Paris, France, and an MBA from the University of Southern California. She serves as a director of Mission Asset Management and CGB Asset Management.

"We are very pleased to welcome Mr. Brabeck, Ms. Murphy and Ms. Hamzeh to the Board," said James W. Lokey, Chairman of the Board.  “Their combined knowledge and experience will help guide our decisions as Mission Community Bank continues to expand its presence on the Central Coast.”

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March 30, 2012
Brabeck, Murphy and Hamzeh Join Mission Community Bancorp Board of Directors

About Mission Community Bancorp and Bank
Mission Community Bancorp is a bank holding company for Mission Community Bank and Mission Asset Management, Inc. Mission Community Bank is a locally operated community bank which first opened its doors in 1997. There are full-service Mission Community Bank offices in San Luis Obispo, Atascadero, Santa Maria, Paso Robles and Arroyo Grande, and a loan production office in Oxnard. The bank’s administrative headquarters and Small Business Banking Center are located in San Luis Obispo at 3380 South Higuera Street.

Forward-Looking Statements
Certain matters discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to uncertain future events and economic conditions. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of changes in interest rates, a decline in economic conditions and increased competition among financial service providers as these factors may impact the operating results, the ability to attract deposit and loan customers, the quality of earning assets and government regulation. The Bank does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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3380 South Higuera Street ▪ San Luis Obispo, California  93401